Exhibit 25.1

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY

UNDER THE TRUST INDENTURE ACT OF 1939

OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

☐	CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE PURSUANT TO SECTION 305(b)(2)

THE BANK OF NEW YORK MELLON

TRUST COMPANY, N.A.

(Exact name of trustee as specified in its charter)

95-3571558
(Jurisdiction of incorporation if not a U.S. national bank)	(I.R.S. employer identification no.)

400 South Hope Street Suite 500 Los Angeles, California	90071
(Address of principal executive offices)	(Zip code)

BP Capital Markets America Inc.

(Exact name of obligor as specified in its charter)

Delaware	74-3028746
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

501 Westlake Park Boulevard Houston, Texas	77079
(Address of principal executive offices)	(Zip code)

BP p.l.c.

(Exact name of registrant as specified in its charter)

England and Wales	98-0227289
(State or other jurisdiction of incorporation or organization)	(I.R.S. employer identification no.)

1 St. James’s Square London SW1Y 4PD United Kingdom
(Address of principal executive offices)	(Zip code)

4.50% Guaranteed Notes due 2020

Guarantees of 4.50% Guaranteed Notes due 2020

4.742% Guaranteed Notes due 2021

Guarantees of 4.742% Guaranteed Notes due 2021

3.561% Guaranteed Notes due 2021

Guarantees of 3.561% Guaranteed Notes due 2021

3.245% Guaranteed Notes due 2022

Guarantees of 3.245% Guaranteed Notes due 2022

2.500% Guaranteed Notes due 2022

Guarantees of 2.500% Guaranteed Notes due 2022

2.750% Guaranteed Notes due 2023

Guarantees of 2.750% Guaranteed Notes due 2023

3.994% Guaranteed Notes due 2023

Guarantees of 3.994% Guaranteed Notes due 2023

3.814% Guaranteed Notes due 2024

Guarantees of 3.814% Guaranteed Notes due 2024

2.521% Guaranteed Notes due 2020

Guarantees of 2.521% Guaranteed Notes due 2020

3.535% Guaranteed Notes due 2024

Guarantees of 3.535% Guaranteed Notes due 2024

3.062% Guaranteed Notes due 2022

Guarantees of 3.062% Guaranteed Notes due 2022

3.506% Guaranteed Notes due 2025

Guarantees of 3.506% Guaranteed Notes due 2025

3.119% Guaranteed Notes due 2026

Guarantees of 3.119% Guaranteed Notes due 2026

2.112% Guaranteed Notes due 2021

Guarantees of 2.112% Guaranteed Notes due 2021

3.017% Guaranteed Notes due 2027

Guarantees of 3.017% Guaranteed Notes due 2027

3.216% Guaranteed Notes due 2023

Guarantees of 3.216% Guaranteed Notes due 2023

3.723% Guaranteed Notes due 2028

Guarantees of 3.723% Guaranteed Notes due 2028

3.224% Guaranteed Notes due 2024

Guarantees of 3.224% Guaranteed Notes due 2024

3.588% Guaranteed Notes due 2027

Guarantees of 3.588% Guaranteed Notes due 2027

2.520% Guaranteed Notes due 2022

Guarantees of 2.520% Guaranteed Notes due 2022

3.279% Guaranteed Notes due 2027

Guarantees of 3.279% Guaranteed Notes due 2027

Floating Rate Guaranteed Notes due 2021

Guarantees of Floating Rate Guaranteed Notes due 2021

Floating Rate Guaranteed Notes due 2022

and Guarantees of Floating Rate Guaranteed Notes due 2022

(Title of the indenture securities)

1.	General information. Furnish the following information as to the trustee:

(a)	Name and address of each examining or supervising authority to which it is subject.

Name	Address
Comptroller of the Currency United States Department of the Treasury	Washington, DC 20219

Federal Reserve Bank	San Francisco, CA 94105

Federal Deposit Insurance Corporation	Washington, DC 20429

(b)	Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

Exhibits identified in parentheses below, on file with the Commission, are incorporated herein by reference as an exhibit hereto, pursuant to Rule 7a-29 under the Trust Indenture Act of 1939 (the “Act”) and 17 C.F.R. 229.10(d).

1.

A copy of the articles of association of The Bank of New York Mellon Trust Company, N.A., formerly known as The Bank of New York Trust Company, N.A. (Exhibit 1 to Form T-1 filed with Registration Statement No. 333-121948 and Exhibit 1 to Form T-1 filed with Registration Statement No. 333-152875).

2.	A copy of certificate of authority of the trustee to commence business. (Exhibit 2 to Form T-1 filed with Registration Statement No. 333-121948).

3.	A copy of the authorization of the trustee to exercise corporate trust powers (Exhibit 3 to Form T-1 filed with Registration Statement No. 333-152875).

4.	A copy of the existing by-laws of the trustee (Exhibit 4 to Form T-1 filed with Registration Statement No. 333-162713).

6.	The consent of the trustee required by Section 321(b) of the Act (Exhibit 6 to Form T-1 filed with Registration Statement No. 333-152875).

7.	A copy of the latest report of condition of the Trustee published pursuant to law or to the requirements of its supervising or examining authority.

SIGNATURE

Pursuant to the requirements of the Act, the trustee, The Bank of New York Mellon Trust Company, N.A., a banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Chicago, and State of Illinois, on the 9th day of November, 2018.

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

By:	/s/ R. Tarnas
	Name:	R. Tarnas
	Title:	Vice President

EXHIBIT 7

Consolidated Report of Condition of

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A.

of 400 South Hope Street, Suite 500, Los Angeles, CA 90071

At the close of business June 30, 2018, published in accordance with Federal regulatory authority instructions.

Dollar amounts in thousands
ASSETS

Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin	2,439
Interest-bearing balances	440,269
Securities:
Held-to-maturity securities	0
Available-for-sale securities	593,389
Equity securities with readily determinable fair values not held for trading	NR
Federal funds sold and securities purchased under agreements to resell:
Federal funds sold	0
Securities purchased under agreements to resell	0
Loans and lease financing receivables:
Loans and leases held for sale	0
Loans and leases, held for investment	0
LESS: Allowance for loan and lease losses	0
Loans and leases held for investment, net of allowance	0
Trading assets	0
Premises and fixed assets (including capitalized leases)	10,032
Other real estate owned	0
Investments in unconsolidated subsidiaries and associated companies	0
Direct and indirect investments in real estate ventures	0

Intangible assets	867,423
Other assets	139,765

Total assets	$2,053,317

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LIABILITIES

Deposits:
In domestic offices	826
Noninterest-bearing	826
Interest-bearing	0
Not applicable
Federal funds purchased and securities sold under agreements to repurchase:
Federal funds purchased	0
Securities sold under agreements to repurchase	0
Trading liabilities	0
Other borrowed money:
(includes mortgage indebtedness and obligations under capitalized leases)	0
Not applicable
Not applicable
Subordinated notes and debentures	0
Other liabilities	217,914
Total liabilities	218,740
Not applicable

EQUITY CAPITAL

Perpetual preferred stock and related surplus	0
Common stock	1,000
Surplus (exclude all surplus related to preferred stock)	1,123,382
Not available
Retained earnings	713,124
Accumulated other comprehensive income	-2,929
Other equity capital components	0
Not available
Total bank equity capital	1,834,577
Noncontrolling (minority) interests in consolidated subsidiaries	0
Total equity capital	1,834,577

Total liabilities and equity capital	2,053,317

I, Matthew J. McNulty, CFO of the above-named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

Matthew J. McNulty	)	CFO

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

Antonio I. Portuondo, President	)
William D. Lindelof, Director	)	Directors (Trustees)
Alphonse J. Briand, Director	)

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